REAL ESTATE SALE AGREEMENT

THIS AGREEMENT is made as of the 4th day of October, 2012, between THE PHILLIPS EDISON GROUP LLC, an Ohio limited liability company (referred to herein as “Buyer”), and MCW-RC III MURRAY LANDING, LLC, a Delaware limited liability company, MCW-RC III KLEINWOOD CENTER, L.P., a Texas limited partnership and MCW-RC III VINEYARD SHOPPING CENTER, LLC, a Delaware limited liability company (collectively referred to herein as “Seller”).

Background

Buyer wishes to purchase the following shopping centers in Texas, Florida and South Carolina from Seller, identified as follows (the “Murray Landing Property”, the “Vineyard Property” and the “Kleinwood Property”, respectively):

Center	City	County	State
Murray Landing	Irmo	Lexington	South Carolina
Vineyard	Tallahassee	Leon	Florida
Kleinwood	Spring	Harris	Texas

Seller wishes to sell said shopping centers to Buyer;

In consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller said shopping center, subject to the following terms and conditions:

 1.  DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

1.1              Agreement  means this Real Estate Sale Agreement, which shall supersede all prior agreements and understandings between Buyer and Seller concerning the sale and purchase of the Seller’s interest in the shopping center.

1.2              Broker  means Holliday Fenoglio Fowler, L.P., a real estate broker licensed in Texas, Florida and South Carolina, whose address is 1430 Lake Baldwin Lane, Suite A, Orlando, Florida 32814, the responsible broker being Brad Peterson.

1.3              Closing  means generally the execution and delivery of those documents and funds necessary to effect the sale of the Seller’s interest in the shopping center to Buyer.

1.4              Closing Date means the date on which the Closing occurs.

1.5              Contracts  means all service contracts and similar agreements concerning the furnishing of goods and services to Seller with respect to the Property.

1.6              Earnest Money Deposit means the deposits delivered by Buyer to Escrow Agent under Section 2.2 of this Agreement, together with the earnings thereon, if any.

1.7              Effective Date means the business day on which the last of the Buyer and Seller has executed this Agreement.

1.8              Environmental Law means any current legal requirement in effect at the Closing Date pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of source water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any release to air, land, surface water, and groundwater); and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801, Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC App. 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended by 42 USC 300(f) et seq., and any similar, implementing or successor law, any amendment, rule, regulation, order or directive, issued thereunder.

1.9              Escrow Agent means the firm identified as the Escrow Agent in Section 10.3 of this Agreement.

1.10          Existing Lender means Wells Fargo Bank, the current lender under the Existing Loan Documents.

1.11          Existing Loan means that certain loan evidenced by the Existing Loan Documents.

1.12          Existing Loan Documents means, collectively, the Existing Mortgage, the Existing Note and all other loan documents evidencing or securing repayment of the Existing Loan as identified on Exhibit 1.12 attached hereto.

1.13          Existing Mortgage means, collectively, those certain Mortgage, Assignment of Rents, Security Agreement and Fixture Filing agreements and Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing executed by Seller dated December 14, 2006, as more particularly set forth on Exhibit 1.12 attached hereto.

1.14          Existing Note means, collectively, those certain Promissory Notes dated December 14, 2006 executed by Seller in favor of Existing Lender, as more particularly set forth on Exhibit 1.12 attached hereto.

1.15          Hazardous Material means petroleum, petroleum products, drycleaning solvents and other hazardous or toxic substances as defined in or regulated by any Environmental Law in effect at the pertinent date or dates.

1.16          Improvements  means all buildings, structures or other improvements owned by Seller, (but not those, if any, owned by tenants) situated on the Real Property, if any.

1.17          Inspection Period means the period of time which begins on the Effective Date and ends at 6:00 pm local Jacksonville, Florida time on the thirtieth (30th) day after the Effective Date.

1.18          Leases  means all written leases and other written occupancy agreements permitting persons to lease or occupy any portion of the Real Property and Improvements.

1.19          Major Tenants with respect to the Shopping Center, are those identified as such on Exhibit 1.19 attached hereto.

1.20          Materials  means all plans, drawings, specifications, soil test reports, environmental assessments and similar documents concerning the Real Property and/or Improvements which are in Seller’s possession.

1.21          Permitted Exceptions means only the following interests, liens and encumbrances:

(a)    Liens for ad valorem taxes not payable on or before Closing;

(b)               The exceptions noted with respect to the Real Property and Improvements in the Existing Title Policies as to each Property and on the Existing Survey as to each Property;

(c)                The Existing Loan Documents of record;

(d)               The Leases as to each Property; and

(e)                Covenants, restrictions, easements and other matters of record;

it being understood, however, that Buyer shall have the Inspection Period within which to determine whether any such item will materially and adversely affect Buyer’s contemplated use of the Property.

1.22          Personal Property means all (a) sprinkler, plumbing, heating, air-conditioning, electric power or lighting, incinerating, ventilating and cooling systems, with each of their respective appurtenant furnaces, boilers, engines, motors, dynamos, radiators, pipes, wiring and other apparatus, equipment and fixtures, elevators, partitions, fire prevention and extinguishing systems owned by Seller, located in or on the Improvements, (b) the Materials, (c) other tangible personal property used in connection with the ownership  or operation of the Improvements, provided the same are now owned or are acquired by Seller, prior to the Closing, and (d) all trade names, franchises, licenses, permits, easements, development rights and approvals, deposits, credits, air and water rights, construction and product warranties, the Leases (including all security deposits and guarantees given with respect thereto), Contracts and Materials, and all other intangibles owned by or for the benefit of Seller in connection with the shopping center.  The previous provisions to the contrary notwithstanding, the term Personal Property shall specifically exclude oil, gas, petroleum and mineral interests and related royalties and all entrance, exit and leasing signs referencing “Regency”, “Regency Centers” or affiliated entities.

1.23          Property  means collectively the Real Property, the Improvements and the Personal Property.

1.24          Purchase Price means the consideration agreed to be paid by Buyer for the purchase of the Seller’s interest in the shopping center as set forth in Section 2.1 (subject to prorations and adjustments as provided herein).

1.25          Real Property means the lands and easements more particularly described in the existing title policies with respect to the overall shopping centers which are identified in Exhibit 1.25 hereof (the “Existing

Title Policies”), less and except any and all property previously conveyed by the Seller.  The Existing Title Policies have been previously delivered to Buyer.

1.26          Rent Roll means the Leases enumerated with respect to the Real Property and Improvements, as listed on Exhibit 1.26 of this Agreement, identifying with particularity the space leased by each tenant, the square footage and applicable rent, common area maintenance, tax and other reimbursements, and similar information concerning each of the Leases, together with a separate certificate setting forth security deposits held.

1.27          Seller’s Documents means those documents, instruments and materials identified on Exhibit 1.27 attached hereto.

1.28          Seller Financial Statements means the statements of income and expense prepared by Seller for the Property, as of and for the two (2) calendar years next preceding the date of this Agreement and all monthly and quarterly reports of income and expense prepared by Seller for the Property for any such period beginning after the latest of such calendar years, and ending prior to Closing.

1.29          Survey  means a map of a staked survey(s) of the Real Property and Improvements prepared by the surveyor who prepared the existing survey for the respective shopping center identified on Exhibit 1.29 attached hereto (collectively, the “Existing Survey”), such Survey to comply with the ALTA/ACSM Survey Requirements 2011 for ALTA/ACSM land title surveys jointly established and adopted in 2011, by the American Land Title Association, American Congress on Surveying and Mapping, and the National Society of Professional Surveyors, including optional items 1, 2, 3, 4, 6, 7, 8, 9, 10 and 11 of Table “A” thereof, which meets the accuracy standards (as adopted by ALTA and ACSM and in effect on the date of the Survey), or a state standard which is comparable to the foregoing ALTA/ACSM standard.  The Survey shall be certified to Buyer, Seller, Existing Lender and the Title Company.  The Existing Survey has been or will be delivered to Buyer within three (3) business days after the Effective Date.

1.30          Tenant Estoppel Letter means a letter or other certificate from a tenant certifying as to certain matters regarding such tenant’s Lease, in substantially the same form as Exhibit 1.30 of this Agreement, or in the case of national or regional “credit” tenants,  the form customarily used by such tenant.  In any case, the form of Tenant Estoppel Letter which the particular tenant is obligated to give under its lease shall be deemed acceptable, notwithstanding any other requirement of this Agreement.

1.31          Title Company means the Dallas, Texas office of Fidelity National Title Insurance Company.

1.32          Title Insurance means an ALTA 2006 form of owners’ policy of title insurance in the amount of the Purchase Price, allocated as Buyer and Seller reasonably determine among the individual shopping centers comprising the Property, dated as of the date and time of Closing insuring marketable fee simple title to the Real Property in Buyer, subject only to the Permitted Exceptions, issued by the Title Company.  Should Buyer require extended coverage and/or special endorsements to any policy, the cost of such endorsement(s) shall be borne by Buyer.

1.33          Title Insurance Commitment means a commitment for the Title Insurance whereby the Title Company agrees to issue the Title Insurance to Buyer, together with legible copies of all instruments which are exceptions noted therein or conditions to be satisfied.

 2.  PURCHASE PRICE AND PAYMENT

2.1              Purchase Price; Payment.  The total Purchase Price for the Property (subject to adjustment as provided herein) shall be Forty Nine Million Two Hundred Fifty Thousand and 00/100 Dollars ($49,250,000.00).  The aggregate Purchase Price will be allocated as Buyer and Seller reasonably determine among the individual shopping centers comprising the Property, provided however that any such allocation shall not be deemed reasonable if it results in the need to resubmit a ROFO to Publix for the Murray Landing Property or for the Vineyard Property. The Purchase Price shall be payable via wire transfer, before 4:00 P.M. on the date of Closing.  Buyer shall assume the Existing Loan per the terms of this Agreement, and the outstanding principal balance of the Existing Loan assumed by Buyer will be credited against the Purchase Price at Closing, with all interest accrued on such outstanding principal balance through 11:59 p.m. of the day preceding the Closing Day either (i) being paid by Seller at or before Closing or (ii) credited to Buyer against the Purchase Price at Closing.

2.2              Earnest Money Deposit.  An earnest money deposit in the amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) shall be deposited with Escrow Agent by Buyer within three (3) business days after the Effective Date.  An additional earnest money deposit in the amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) shall be deposited by Buyer with Escrow Agent within one (1) business day after the conclusion of the Inspection Period unless this Agreement is terminated in accordance with Article 3 hereof.  This Agreement may be terminated by Seller by notice to Buyer if the said deposits are not delivered to Escrow Agent by such deadline(s).  All deposits made as earnest money, together with the earnings thereon, shall be deemed included within the meaning of the term Earnest Money Deposit for all purposes.  The Earnest Money Deposit shall be held as specifically provided in this Agreement and shall be applied to the Purchase Price at Closing.  After the conclusion of the Inspection Period, unless this Agreement has theretofore been terminated, the Earnest Money Deposit (increased as aforesaid) shall not be refundable except upon terms otherwise expressly set forth herein.

2.3              Tax Prorations.  Ad valorem taxes and assessments shall be prorated at Closing as of 11:59 p.m. of the day preceding the Closing Date in accordance with local custom for each Property.  Such taxes shall be prorated based upon the highest discounted rate for the immediately preceding calendar year.  If applicable, Buyer shall pay the Closing year taxes on the date necessary to obtain the highest discounted rate available.  Upon receipt of any actual tax bill(s) for any period(s) subject to such tax proration, the Buyer and Seller shall reprorate all ad valorem taxes and assessments, whereupon Seller shall pay to Buyer or Buyer shall pay to Seller, as the case may be, all monies owed thereby.

2.4              Other Prorations.  Other matters of income and expense, if any, and other items customarily prorated in transactions of this kind shall be prorated as of 11:59 p.m. of the day preceding the Closing Date.  Seller shall cause all of the Contracts to be terminated, at its cost, as of Closing, subject to the provisions of Section 4.6 of this Agreement.

2.5              Further Adjustments to the Purchase Price.  The Purchase Price shall be further adjusted by subtracting the amount of security deposits, prepaid rents from and credit balances of tenants under the Leases.  The previous provisions to the contrary notwithstanding, any estimated overpayment or underpayment of CAM, Tax or Insurance charges by tenants for the year of closing shall be reconciled as of Closing pursuant to the information available at that time.  A post Closing re-reconciliation shall occur in accordance with paragraph 2.6 below once all CAM, Tax or Insurance charges are known.  Any rents, percentage rents or tenant reimbursements paid by tenants after the Closing Date to Buyer but applicable to periods prior to the Closing Date shall first be applied to then due rental and reimbursement obligations under the respective Leases, with any remainder being remitted to Seller by Buyer within thirty (30) days after receipt to the extent of delinquencies owing under the applicable Leases as of Closing.  During the one hundred eighty (180) day period after Closing, Buyer shall send out Seller’s billing for any delinquencies existing as of Closing until the same are paid.  Buyer shall have no obligation to pursue any other collection thereof and no obligation to institute any litigation.  Seller may separately institute litigation for sums due it from tenants, but any such litigation shall not involve any attempt to evict any tenant.  Buyer will not interfere in Seller’s efforts to collect sums due it prior to the Closing.  Seller will remit to Buyer within five (5) days after receipt any rents, percentage rents or tenant reimbursements received by Seller after Closing which are attributable to periods occurring on or after the Closing Date.  Rents not collected as of the Closing Date shall not be prorated at the time of Closing.

2.6              Post Closing Reconciliation:  Seller shall provide to Buyer on or before March 31 of the year following the year of Closing (or earlier, to the extent required under any of the Leases) a final reconciliation of CAM, Tax and Insurance charges that accrued during Seller’s period of ownership, including an analysis of any sums due by each tenant to Seller.  In the event there are sums due from Seller to tenants, Seller shall remit such payments to Buyer simultaneously with the final reconciliation, and the Buyer shall forward such payments to the respective tenants.  Buyer agrees not to seek recovery of any CAM, Tax or Insurance charges from tenants, whether the same are due to Seller or Buyer, until after receipt of such reconciliation from Seller and further agrees that, after receipt of the reconciliation from Seller, Buyer, as the new landlord, shall request from each tenant, as applicable, payment of all such sums, including the sums due to Seller and Buyer, in a single request.

2.7              Closing Costs.

(a)                Seller shall pay:

(1)               The costs, if any, of satisfying any liens, curing title defects and recording any curative title documents;

(2)               One-half (1/2) of the escrow fees or closing service fees, if any;

(3)               The costs of Title Insurance;

(4)               A credit to Buyer in the amount of Four Hundred Fifty Thousand and 00/100 Dollars ($450,000.00) as a credit for the PERC contamination matters with respect to the Kleinwood Property;

(5)               County and state transfer taxes imposed upon the transactions contemplated hereby;

(6)               The brokerage commission payable to Broker incurred in connection with the sale of the Property to Buyer, if and when this transaction closes, in accordance with a separate written agreement between Broker and Seller; and

(7)               Seller’s attorneys’ fees relating to the sale of the Property.

(b)               Buyer shall pay:

(1)               The costs of Buyer’s due diligence investigations;

(2)               One-half (1/2) of the escrow fees or closing service fees, if any;

(3)               Municipal transfer taxes imposed upon the transactions contemplated hereby;

(4)               The costs of the Phase I environmental site assessment to be obtained by Buyer, if any;

(5)               The costs of the new Survey;

(6)               All Assumption Costs;

(7)               Mortgage taxes, if any, attributable to Buyer’s assumption of the Existing Loan;

(8)               Reimbursement to Seller of any escrows previously posted with the Existing Lender by Seller to the extent such escrows remain posted with the Existing Lender;

(9)               The costs of any endorsement to the existing loan title policies insuring the Existing Mortgage and any special endorsements to the owner’s title policies (other than endorsements that Seller agrees to obtain in order to cure a Buyer title objection) to be issued at Closing;

(10)           The costs of recording the closing documents to be recorded; and

(11)           Buyer’s attorneys’ fees.

 3.  INSPECTION PERIOD AND CLOSING

3.1              Inspection Period.  Within two (2) days after the Effective Date, Seller shall deliver or make available Buyer true, accurate, complete and legible copies of all of Seller’s Documents to the extent in Seller’s possession.  In addition, during the Inspection Period, Seller shall make available to Buyer, upon not less than forty eight (48) hours prior notice to Seller, all such other books, records, documents and other materials (however stored or maintained) relating to the Property as are maintained by Seller other than any of the same relating to the sale transaction contemplated hereby and which would otherwise be subject to attorney client privilege.  Buyer shall have the Inspection Period within which to physically inspect the Property and conduct its due diligence related thereto and to review and analyze Seller’s Documents, including the Existing Loan Documents.  Buyer and Buyer’s officers, employees, consultants, attorneys and other authorized representatives shall have the right to reasonable access to the Property and to all records of Seller related thereto (including without limitation title information, property leasing files, maintenance surveys, environmental assessment reports and other information concerning the condition of the Property), at reasonable times during the Inspection Period, for the purpose of inspecting the Property, taking soil and ground water samples, conducting Hazardous Materials inspections, tests and assessments, reviewing the books and records of Seller concerning the Property, evaluating the leasing and physical condition of the Property, conducting tenant interviews and otherwise conducting its due diligence review.  The previous provision to the contrary notwithstanding, the Buyer shall give Seller two (2) days prior written notice (to be delivered via e-mail) prior to conducting any intrusive environmental testing or sampling on the Property, which notice shall be accompanied by a detailed description of the contemplated work and a map indicating the location of the testing.  Such intrusive environmental testing shall be subject to the Seller’s prior written approval, which approval shall not be unreasonably withheld.  In the event approved by Seller, such intrusive environmental testing shall be conducted in such a way as to minimize interference with the business operations of the tenants of the shopping center and, unless requested by Seller in writing, the Buyer shall not provide the Seller with the results of such testing.  Seller shall give Buyer any authorizations which may be required by Buyer in order to gain access to records or other information pertaining to the Property or the use thereof maintained by any third party, governmental or quasi-governmental authorities or organizations.  Buyer hereby agrees to indemnify and hold Seller harmless from any damages, liabilities or claims for property damage or personal injury and mechanics liens caused by or arising from Buyer and its agents and contractors in the conduct of such inspections and investigations.  Prior to any entry upon any Property by Buyer or any officer, employee, agent, consultant or contractor of Buyer, Buyer shall provide Seller with an insurance certificate reflecting commercial general liability insurance coverage of not less than $1,000,000.00, with excess liability coverage of not less than $2,000,000.00, and naming Seller as an additional insured.  Buyer’s indemnity and insurance obligations shall survive the Closing or early termination hereof.  Seller shall cooperate with and assist Buyer in making such inspections, interviews and reviews.  Buyer agrees that it will not interview, converse or communicate with any tenant without affording Seller reasonable notice and an opportunity to be present and furnishing Seller a copy of each and every written communication to or from a tenant promptly upon giving or receiving same.

3.2              Buyer’s Termination Right; Buyer’s Notice of Satisfaction.  Within the Inspection Period, Buyer may elect whether or not to go forward with the transaction contemplated by this Agreement to Closing, which election shall be made by notice to Seller given within the Inspection Period.  If such notice is not timely given, this Agreement and all rights, duties and obligations of Buyer and Seller hereunder, except any which expressly survive termination such as Buyer’s indemnity and insurance obligations in Section 3.1, shall terminate, whereupon Escrow Agent shall promptly return to Buyer the Earnest Money Deposit.  Buyer shall return to Seller the materials and information furnished to Buyer by Seller.  If Buyer elects to go forward to Closing, the Earnest Money Deposit shall be increased by the additional deposit referred to in Section 2.2 of this Agreement (to be deposited with Escrow Agent no later than one (1) business day following the end of the Inspection Period).  After the conclusion of the Inspection Period the Earnest Money Deposit (increased as aforesaid) shall not be refundable except upon terms otherwise expressly set forth herein.

3.3              Loan Assumption.  At Closing, Buyer shall assume the Seller’s obligations under the Existing Loan Documents to come due from and after Closing, and Buyer will acquire the Property subject to the Existing Loan and the Existing Loan Documents (other than Seller's Guaranty and Seller's Environmental Indemnity which will be replaced by a Guaranty and Environmental Indemnity from Buyer or its affiliate).

(a)                After the Effective Date, Buyer and Seller shall use commercially reasonable efforts to obtain the final written approval and consent of the Existing Lender for (i) the conveyance of the Property to Buyer subject to the rights and obligations under the Existing Loan and Existing Loan Documents, (ii) the Buyer’s assumption of all borrower obligations under the Existing Loan Documents, (iii) the release of Seller and any existing guarantor from all obligations under the Existing Loan Documents first arising or accruing subsequent to the Closing Date, and (iv) the form of an assignment and assumption agreement and related assumption documents mutually agreed to by Existing Lender, Seller and Buyer (collectively the “Lender Consent”).  Seller shall reasonably cooperate with Buyer in its efforts to obtain the Lender Consent.  Buyer shall promptly provide Seller and Existing Lender with all information reasonably requested by the Existing Lender in order to facilitate obtaining the Lender Consent.

(b)               Within five (5) business days after the Effective Date, Buyer agrees to provide Seller with all necessary documentation requested from Buyer, as proposed borrower, in order to permit Seller to submit the preliminary loan assumption request to the Existing Lender.  Seller shall make application to the Existing Lender, at Buyer’s expense, within three (3) business days after receipt of the Buyer’s documentation.

(c)                Buyer agrees to order all reports required by the Existing Lender as part of the loan assumption process, including appraisal reports, environmental studies, and engineering reports within ten (10) days after request from the Existing Lender.  Buyer shall send a copy of the submission and orders to Seller to evidence compliance with this requirement.  In the event that Buyer does not provide such evidence to Seller, Seller shall have the right to terminate this Agreement at its sole discretion within five (5) business days after such ten (10) day deadline, in which event the Earnest Money Deposit shall be returned to the Buyer and the parties shall have no further rights or obligations under this Agreement (except those indemnity and insurance obligations that specifically survive termination).

(d)               At Closing, or otherwise upon request by the Existing Lender prior to Closing, Buyer shall timely pay and/or otherwise escrow any and all transfer fee(s) and or assumption fee(s) due and payable under the Existing Mortgages (the “Transfer Fee”), any incidental processing or application fees, any third party report fees, Existing Lender’s attorney fees, costs incurred by Existing Lender for appraisals (or updates thereto) required by Existing Lender, and any other out of pocket expenses incurred or to be incurred by Existing Lender (but not any fees incurred by Seller for its counsel) (collectively, the “Assumption Costs”).

(e)                In the event the Buyer fails to obtain the Existing Lender’s written consent to the conditional assumption of the Existing Loan by Buyer and the release of Seller and any guarantor from its obligations under the Loan Documents arising or accruing subsequent to the Closing Date (the “Preliminary Loan Assumption Approval”) prior to the end of the Inspection Period, the Inspection Period shall automatically extend for up to thirty (30) additional days solely for the purpose of obtaining the Preliminary Loan Assumption Approval.

(f)                In the event the Buyer fails to obtain the Preliminary Loan Assumption Approval prior to the end of the extended Inspection Period, this Agreement shall automatically terminate, in which event the Earnest Money Deposit shall be returned to the Buyer and the parties shall have no further rights or obligations under this Agreement (except those indemnity and insurance obligations that specifically survive termination).

(g)               In the event that Existing Lender shall only grant the Preliminary Loan Assumption Approval on the condition that modifications to the Existing Loan Documents be made which are not acceptable to Buyer in its reasonable discretion, then, in such event, Buyer shall have the right, on notice thereof to Seller, to terminate this Agreement in which event, the Earnest Money Deposit shall be returned to the Buyer and the parties shall have no further rights or obligations under this Agreement (except those indemnity and insurance obligations that specifically survive termination).

(h)               In the event that Existing Lender requires Buyer to assume all of Seller's obligations under the Existing Loan Documents regardless of when such obligations accrue (as opposed to Buyer assuming only those obligations under the Existing Loan Documents which are first payable or performable from and after Closing), and the Buyer and Seller are unable to agree on separate documentation between Buyer and Seller to cover such obligations, then the Buyer shall have the right, on notice thereof to Seller, to terminate this Agreement in which event, the Earnest Money Deposit shall be returned to the Buyer, the Seller shall reimburse Buyer for its actual out of pocket expenses incurred prior to termination (including any Assumption Costs), but not in excess of $100,000.00 in any event, and the parties shall have no further rights or obligations under this Agreement (except those indemnity and insurance obligations that specifically survive termination).  Buyer shall use commercially reasonable efforts to negotiate with Lender to obtain the appropriate scope of assumption prior to exercising its termination right pursuant to this paragraph

3.4              Time and Place of Closing.  The Closing shall take place at or through the offices of Escrow Agent at 10:00 A.M. on the earlier of (i) the thirtieth (30th) day following the last day of the Inspection Period, extended as the case may be as provided above, or (ii) ten (10) days after Buyer, Seller and Existing Lender shall have reached agreement on the Assumption Documents.  By providing Buyer with written notice, no later than three (3) business days prior to Closing, Seller shall have the right to extend the date of Closing by thirty (30) days if Seller has not obtained all required Tenant Estoppel Letters.  At any time during such thirty (30) day extension period, Seller may provide Buyer with written notice that all required Tenant Estoppel Letters have been obtained, and the Closing shall be set at a time mutually agreeable to Buyer and Seller within the next five (5) business days following such written notice.

 4.  WARRANTIES, REPRESENTATIONS AND COVENANTS OF SELLER

Seller, in its capacity as owner of the Property, warrants and represents, and, where indicated, covenants and agrees, as follows:

4.1              Organization; Authority.  Seller is duly organized, validly existing and in good standing under the laws of the state of its organization.  Seller is authorized to transact business in the state in which the Real Property is located.  Seller has full power and authority to enter into and perform this Agreement in accordance with its terms.

4.2              Title.  Seller is the owner in fee simple of the Real Property.

4.3              Litigation.  There is no litigation or proceeding pending, or to the best of Seller’s knowledge, threatened against Seller relating to the Property, except as set forth on Exhibit 4.3 attached hereto.

4.4              Leases.  There are no Leases affecting the Real Property and Improvements other than those listed on the Rent Roll.  The copies of the Leases, which will be made available to Buyer during the course of the Inspection Period, will be, to the best knowledge of Seller, true and correct copies thereof.  From and after the Effective Date, Seller will not terminate or modify any of the Leases, enter into any new Leases or grant additional renewal rights to any tenant, without the consent of Buyer, which consent shall not be unreasonably withheld or delayed prior to the expiration of the Inspection Period, and which consent may be granted or denied in Buyer’s sole discretion thereafter.  During the Inspection Period Seller will advise Buyer of the terms of any proposed new Lease or material modification of any existing Lease, or of any termination.  No rent or reimbursement has been paid more than one (1) month in advance.  No security deposit has been paid, except as stated on a separate certified report from Seller.  No tenants under the Leases are entitled to interest on any security deposits.

4.5              Financial Statements.  Each of the Seller Financial Statements delivered or to be delivered to Buyer hereunder has or will have been prepared in accordance with generally accepted accounting principles consistently applied and are true, accurate and complete in all material respects.

4.6              Contracts.  Except as stated on Exhibit 4.6 attached hereto, which is a list of all service contracts in force and effect as of the date hereof, there are no Contracts affecting the Real Property.  To the best of Seller’s knowledge, all Contracts are in full force and effect, and all obligations of Seller under the Contracts required to be performed to date have been performed in all material respects; no party to any Contract has asserted any claim of default or offset against Seller with respect thereto and no event has occurred or failed to occur, which would in any way affect the validity or enforceability of any such Contract.  To the best of Seller’s knowledge, the copies of the Contracts to be delivered to Buyer will be true, correct and complete copies thereof.  On or prior to Closing, Seller shall terminate, at its cost, all of the Contracts and Buyer shall not assume any of the same.

4.7              Maintenance and Operation of Property.  From and after the date hereof and until the Closing, Seller covenants to keep and maintain and operate the Property substantially in the manner in which it is currently being maintained and operated and covenants not to cause or permit any waste nor undertake any action with respect to the operation thereof outside the ordinary course of business without Buyer’s prior written consent, not to be unreasonably withheld.  Seller covenants not to remove from the Improvements or the Real Property any article included in the Personal Property, without replacing the same with a replacement of the same general quality and/or type.  Seller covenants to maintain such casualty and liability insurance on the Property as is presently being maintained.

4.8              Rent Roll; Tenant Estoppel Letters.  The Rent Roll is true and correct in all material respects.  After the Inspection Period ends without termination by Buyer, Seller shall use commercially reasonable efforts to obtain current (i.e., dated not earlier than the date sixty (60) days prior to Closing) Tenant Estoppel Letters from all Tenants under the Leases.  Seller shall not request any Tenant Estoppel Letters until after the expiration of the Inspection Period.  Seller and Buyer shall cooperate with one another regarding the preparation and delivery of the Tenant Estoppel Letters to the tenants (e.g., prior to delivery of any Tenant Estoppel to a tenant, Seller shall provide copies thereof to Buyer for its review and approval).  Seller shall deliver each Tenant Estoppel Letter as executed by the applicable tenant as and when received by Seller rather than waiting to deliver all of such Tenant Estoppels en masse.

4.9              Condemnation.  To the best knowledge of Seller, neither the whole nor any portion of the Real Property, including access thereto, is subject to temporary requisition of use by any governmental authority or has been condemned, or taken in any proceeding similar to a condemnation proceeding, nor is there now pending or formally threatened any condemnation, expropriation, requisition or similar proceeding against the Property or any portion thereof.  Seller has received no notice nor has any other knowledge that any such proceeding is contemplated.

4.10          Consents and Approvals; No Violation.  Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (a) conflict with or breach any provision of the organizational documents of Seller; (b) subject to the receipt of the Lender Consent, violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any note, bond, mortgage, indenture or deed of trust to which Seller is a party; or (c) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Seller.

4.11          Environmental Matters.  To the best of Seller’s knowledge, neither Seller nor any third party has used Hazardous Material at the Real Property except as may be reflected by the environmental assessment report to be delivered to Buyer as part of Buyer’s due diligence, or as otherwise set forth on Exhibit 4.11 attached hereto.

4.12          Foreign Investment and Real Property Tax Act.  Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code, or under any comparable state statutes which are applicable to this transaction.  At Closing Seller will execute and deliver to Buyer an affidavit regarding such matters.

4.13          Seller’s Knowledge.  When used herein, the term “to the best of Seller’s knowledge” or “to the best of knowledge of Seller” shall mean only the actual, current, conscious knowledge, without inquiry (not constructive or implied knowledge) of Seller’s representative Scott Porter.

4.14          Concessions and Commissions.  No tenants of the Property are entitled to any concessions, rebates, allowances, or free rent for any period after the Closing, and none of the Leases provide for commissions payable by the owner of the Property for the current term of any Lease that have not yet been paid by Seller.

4.15          Employees.  Seller has no employees at the Property and is not a party to any collective bargaining agreement, and neither Seller nor any of its affiliates (as described in Section 414(b), (c) and (m) of the Internal Revenue Code) has incurred any liability which could subject Buyer or any asset to be acquired by

Buyer pursuant to this Agreement to any lien or material liability under Sections 302(f), 4062, 4063, 4064, 4201 or 4301(b) of the Employee Retirement Income Security Act of 1974, as amended, or Section 401(a) (29) or 412 of the Internal Revenue Code.

4.16          Major Tenants.  No Major Tenant has provided written notice to Seller that it intends to cease operations on the Property or that it intends to file for bankruptcy protection from its creditors (collectively, a “Major Tenant Adverse Event”).  To the extent Seller receives such notice during the term of this Agreement prior to Closing, Seller shall promptly inform Buyer of the same, failing of which, the same shall be deemed a breach of the foregoing representations and warranties and a default under this Agreement.  In the event Seller receives written notice of a Major Tenant Adverse Event, Buyer shall have the right, upon notice thereof to Seller on or prior to Closing, to terminate this Agreement and thereupon to receive an immediate refund of the Earnest Money Deposit and neither party shall thereafter have any further liability or obligation hereunder except for such liabilities and obligations that are expressly stated herein to survive termination of this Agreement.

4.17          Patriot Act. Neither Seller nor any person, group, entity or nation that Seller is acting, directly or indirectly for, or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and Seller is not engaging in the transaction contemplated hereby, directly or indirectly, on behalf of, or instigating or facilitating the same, directly or indirectly, on behalf of, any such person, group, entity or nation.  Seller is not engaging in such transaction, directly or indirectly, in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering.  The investment of direct or indirect equity owners in Seller is not prohibited by applicable law and neither the transaction contemplated hereby nor this Agreement is or will be in violation of applicable law.  Seller has and will continue to implement procedures, and has consistently and will continue consistently to apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

4.18          Existing Loan.  To the best of Seller’s knowledge, the Existing Loan is in full force and effect.  Seller has not received any written notice of any uncured default from the Existing Lender or any other party charged with administering the Existing Loan on behalf of the lender thereunder.  Seller will immediately notify Buyer of any notice of default received by Seller under the Existing Loan.  During the pendency of this Agreement, Seller shall comply with and perform all of its obligations under the Existing Loan Documents.  True, accurate and complete copies of the Existing Loan Documents have been furnished to Buyer.

4.19          Kleinwood Environmental Reports.  True, accurate and complete copies of the environmental reports related to the PERC contamination at Kleinwood have been delivered to Buyer and such reports so delivered are all reports in Seller's possession or control relating to such contamination.

4.20          REA Estoppel Letters.  Seller shall, within fifteen (15) days after the Effective Date, request an estoppel letter in form reasonably satisfactory to Buyer (each, an “REA Estoppel Letter”, collectively the “REA Estoppel Letters”) from each party to any declaration, reciprocal easement agreement, or like agreement benefiting and/or burdening the Property, and shall use good faith, commercially reasonable efforts to obtain such REA Estoppel Letters prior to Closing.  Seller obtaining such REA Estoppel Letters shall not be a condition precedent to close the transaction contemplated by this Agreement.

 5.  WARRANTIES AND REPRESENTATIONS OF BUYER

      Buyer warrants and represents, and, where indicated, covenants and agrees, as follows:

5.1              Buyer hereby warrants and represents that Buyer is an entity which is duly organized, validly existing and in good standing under the laws of the state of its organization.  Buyer is and will be authorized to transact business in the state in which the Real Property is located.  Buyer has full power and authority to enter into and perform this Agreement in accordance with its terms.

5.2              USA Patriot Act.

(a)                None of the funds to be used for payment by Buyer of the Purchase Price will be subject to 18 U.S.C. §§ 1956-1957 (Laundering of Money Instruments), 18 U.S.C. §§ 981-986 (Federal Asset Forfeiture), 18 U.S.C. §§ 881 (Drug Property Seizure), Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (the “US Patriot Act”).

(b)               Buyer is not a person or entity with whom U.S. persons are restricted from doing business with under the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including those named on OFAC’s Specially Designed and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action.

5.3              Disclaimer.  BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, SELLER HAS NOT MADE, AND SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS OF ANY KIND OR CHARACTER REGARDING ANY ASPECT OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION: (A) THE VALUE, NATURE, QUALITY OR PHYSICAL CONDITION THEREOF, (B) THE INCOME TO BE DERIVED THEREFROM, (C) THE SUITABILITY OF THE PROPERTY FOR ANY ACTIVITY OR USE WHICH BUYER OR ANY TENANT MAY CONDUCT THEREON, (D) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, OR (G) COMPLIANCE OF THE PROPERTY WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE THEREIN, THEREON OR THEREUNDER OF HAZARDOUS MATERIALS.  ADDITIONALLY, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF BUYER ACKNOWLEDGES THAT NO PERSON HAS MADE, ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT REGARDING THE PROPERTY OR THE TRANSACTIONS CONTEMPLATED HEREIN.  BUYER ACKNOWLEDGES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATIONS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER, OTHER THAN INFORMATION EXPRESSLY REQUIRED TO BE PROVIDED BY SELLER HEREUNDER.  BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM

EXTENT PERMITTED BY LAW THE SALE PROVIDED FOR HEREIN ARE MADE ON AN “AS-IS, WHERE-IS” BASIS WITH ALL FAULTS.  FURTHERMORE, EXCEPT FOR ANY CLAIM THE BUYER MAY HAVE AS A RESULT OF THE BREACH BY THE SELLER OF ANY EXPRESS REPRESENTATION OR WARRANTY OF SELLER SET FORTH HEREIN OR IN THE CLOSING DOCUMENTS, BUYER DOES HEREBY RELEASE AND FOREVER DISCHARGE SELLER, ITS DIRECTORS, SHAREHOLDERS, OFFICERS, EMPLOYEES, LEGAL REPRESENTATIVES, AGENTS AND ASSIGNS, FROM ANY AND ALL ACTIONS, CAUSES OF ACTION, CLAIMS AND DEMANDS FOR, UPON OR BY REASON OF ANY DAMAGE, LOSS OR INJURY WHICH HERETOFORE HAVE BEEN OR WHICH HEREAFTER MAY BE SUSTAINED BY BUYER RESULTING FROM OR ARISING OUT OF THE PRESENCE OF ANY HAZARDOUS MATERIALS OR OTHER ENVIRONMENTAL CONTAMINATION ON OR IN THE VICINITY OF THE PROPERTY, INCLUDING THE SOIL AND/OR GROUNDWATER (HEREINAFTER REFERRED TO AS THE “CLAIMS”).  THIS RELEASE APPLIES TO ALL SUCH CLAIMS WHETHER THE ACTIONS CAUSING THE PRESENCE OF HAZARDOUS MATERIALS ON OR IN THE VICINITY OF THE PROPERTY OCCURRED BEFORE OR AFTER THE CLOSING.  THIS RELEASE EXTENDS AND APPLIES TO, AND ALSO COVERS AND INCLUDES, ALL STATUTORY OR COMMON LAW CLAIMS THE BUYER MAY HAVE AGAINST THE SELLER. THE PROVISIONS OF ANY STATE, FEDERAL, OR LOCAL LAW OR STATUTE PROVIDING IN SUBSTANCE THAT RELEASES SHALL NOT EXTEND TO CLAIMS, DEMANDS, INJURIES OR DAMAGES WHICH ARE UNKNOWN OR UNSUSPECTED TO EXIST AT THE TIME, TO THE PERSON EXECUTING SUCH RELEASE, ARE HEREBY EXPRESSLY WAIVED.  THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

 6.  POSSESSION; RISK OF LOSS

6.1              Possession.  Possession of the Property will be transferred to Buyer at the conclusion of the Closing, subject to the Permitted Exceptions.

6.2              Risk of Loss.  All risk of loss to the Real Property and Improvements shall remain upon Seller until the conclusion of the Closing.  If, before Closing, any material and substantial portion of the Real Property and/or Improvements is damaged by fire or other casualty, or if any material and substantial portion of the Real Property and/or Improvements is taken or formally threatened by eminent domain, Seller shall, within ten (10) days of such damage or taking, notify Buyer thereof and Buyer shall have the option to:

(a)                terminate this Agreement upon notice to Seller given within ten (10) business days after such notice from Seller; or

(b)               proceed with the purchase of all of the Property, in which event Seller shall assign to Buyer all Seller’s right, title and interest in all amounts due or collected by Seller under any insurance policies or as condemnation awards and, in the case of insurance, Buyer shall receive a credit Closing in the amount of any deductible and/or self insured retention.

     For purposes of this Section 6.2, “material and substantial”, (i) with respect to a casualty, means damage to the Real Property and/or Improvements of such nature that the cost of restoring the same to its condition prior to the casualty would exceed $500,000.00 with respect to Kleinwood or $350,000.00 with respect to Murray Landing or Vineyard; and (ii) with respect to condemnation, means a taking which would prevent or materially impair Buyer from using the Property for the use intended and/or which affects in any material adverse way vehicular access to the Real Property.  If less than a material and substantial portion of the Real Property and/or Improvements is damaged by fire or other casualty or taken or formally threatened by eminent domain, then Buyer shall have no rights to terminate the Agreement under this Section 6.2; provided, however, at Closing,

Seller shall assign to Buyer all Seller’s right, title and interest in all amounts due or collected by Seller under any insurance policies or as condemnation awards.

 7.  TITLE MATTERS

Seller has previously delivered to Buyer copies of the Existing Title Policies and Existing Survey.  Seller shall order new Title Insurance Commitments within three (3) business days after the Effective Date.  Within three (3) business days after receipt of the Title Insurance Commitments, Buyer shall order new Surveys or updates of the existing ones.  Buyer will have 10 business days after its receipt of both the new Title Insurance Commitments and the new Surveys (or update, as applicable), but in no event beyond the end of the Inspection Period, within which to notify Seller in writing of any conditions, defects, encroachments or other objections to title or survey which are not acceptable to Buyer in its sole discretion.  Any matter disclosed by the Title Insurance Commitments (other than (i) liens arising through Seller which are removable by the payment of money, for which Seller shall be obligated to cure, and (ii) the Existing Loans, which the Buyer shall assume at Closing) or by the new Surveys (or update, as applicable) which is not timely specified in Buyer’s written notice to Seller, shall be deemed a Permitted Exception.  Seller shall have a period of five (5) business days after receipt of Buyer’s title objection letter in which to elect to cure such title objections, provided however that Seller shall not be obligated to cure or institute any litigation with respect thereto (other than liens arising through Seller).  If Seller elects to cure such title objections, Seller shall use reasonable efforts to cure such objections to title or survey by Closing.  If Seller elects not to cure such title objection(s), within five (5) days after Seller’s response, Buyer shall elect to (i) refuse to purchase the Property and terminate this Agreement and receive a return of the Earnest Money Deposit; or (ii) waive such objection(s) and, subject to the terms and conditions hereof, close the purchase of the Property, subject to the objection(s), and without reduction of the Purchase Price. In the event Buyer fails to deliver notice of its election to Seller, Buyer shall be deemed to have elected to waive such objection(s) and close the purchase of the Property.

 8.  CLOSING DELIVERIES

8.1              Seller Deliveries.  At Closing Seller shall deliver:

(a)                A special warranty deed (“Warranty Deed”) in the form attached hereto as Exhibit 8.1(a) for each Property, with such changes as are necessary to comply with state law in each state where the Property is located;

(b)               If requested by Buyer, a quit claim deed (“Quit Claim Deed”) in the form attached hereto as Exhibit 8.1(b) conveying the Real Property to Buyer pursuant to the legal description set forth on the Survey;

(c)                Originals, if available, or if not, true copies of the Leases and Contracts;

(d)               An Assignment and Assumption of Leases in the form attached hereto as Exhibit 8.1(d) (the “Assignment of Leases”);

(e)                A quitclaim bill of sale or assignment of all Personal Property in the form attached hereto as Exhibit 8.1(e);

(f)                An updated Rent Roll certified by Seller;

(g)               Tenant Estoppel Letters obtained by Seller, if not already delivered to Buyer, which must include those from all Major Tenants, and, as to each Property individually, seventy five percent (75%) by number of the other tenants who have signed Leases at that Property.  In the event that one or more of the required Tenant Estoppel Letters for any of the tenants other than the Major Tenants is not delivered at least three (3) business days prior to Closing, the Seller shall have the right, in fulfillment of this condition, to deliver a Landlord Estoppel Letter in the form attached hereto as Exhibit 8.1(g) (“Landlord Estoppel Letter”).  If Seller delivers a Landlord Estoppel Letter for any tenant and within ninety (90) days thereafter delivers a Tenant Estoppel Letter from such tenant in form required herein and containing the same provisions as are included in the Landlord Estoppel Letter, Seller will be released from any and all liabilities and obligations thereafter accruing under such Landlord Estoppel Letter.  In the event Seller shall be unable to deliver a Tenant Estoppel Letter for any one or more of the Major Tenants, any Tenant Estoppel letter indicates any valid claim of default by Seller, as landlord, under the respective lease which is not cured on or before the Closing Date and/or any Tenant Estoppel Letter materially conflicts with the terms of the respective lease, then Buyer shall have the right, upon notice thereof to Seller, to terminate this Agreement, in which event, the Earnest Money Deposit shall be returned to the Buyer and the parties shall have no further rights or obligations under this Agreement (except those indemnity and insurance obligations that specifically survive termination).  In the event that Buyer shall not reject any Tenant Estoppel so executed by the applicable tenant within seven (7) days after receipt thereof from Seller, the same shall be deemed accepted by Buyer;

(h)               All REA Estoppel Letters obtained by Seller, if not already delivered to Buyer;

(i)                 An owner’s affidavit in the form attached hereto as Exhibit 8.1(h);

(j)                 All documentation necessary to evidence the assumption of the Existing Loan Documents by Buyer and the release of Seller and any existing guarantor from all obligations under the Existing Loan Documents arising or accruing subsequent to the Closing Date, including, without limitation, any assumption agreement, subject to Seller’s reasonable review and approval (collectively, the “Assumption Documents”);

(k)               Resolutions or affidavits of Seller authorizing the transaction described herein;

(l)                 All keys and other means of access to the Improvements in the possession of Seller or its agents, or if the Improvements are accessed by a master key, Buyer shall be responsible for re-keying such Improvements;

(m)             Letters to tenants signed by Seller notifying the tenants of the acquisition of the Property by Buyer and directing the tenants to pay all rents and other sums to Buyer from and after the Closing Date; and

(n)               Such other documents as the Title Company may reasonably request to effect the transaction contemplated by this Agreement.

With regard to the Assumption Documents referenced in Section 8.1(i) above, in the event the Seller, Buyer and the Existing Lender are unable to agree upon acceptable terms for such Assumption Documents on or before the Closing Date, the Seller and Buyer shall each have a right to terminate this Agreement on the Closing Date, in which event the Earnest Money Deposit shall be returned to the Buyer and the parties shall have no further rights or obligations under this Agreement (except those indemnity and insurance obligations that specifically survive termination).

8.2              Buyer Deliveries.  At Closing Buyer shall deliver:

(a)                A direction to Escrow Agent to disburse the Earnest Money Deposit to Seller;

(b)               The balance of the Purchase Price after credit for the principal balance of the Existing Loan as of Closing;

(c)                All Assumption Documents, subject to Buyer’s reasonable review and approval;

(d)               The Assignment of Leases described in Subsection 8.1(d) above;

(e)                Resolutions or affidavits of Buyer authorizing the transactions described herein;

(f)                Joinder(s) by Buyer in the letters to tenants required of Seller in Section 8.1(l) above; and

(g)               Such other documents as the Title Company may reasonably request to effect the transactions contemplated by this Agreement.

8.3              Reasonable Efforts.  Each of the parties hereto agrees to use reasonable efforts to take or cause to be taken all actions reasonably necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

 9.  BREACH; REMEDIES

9.1              Breach by Seller.  In the event of a breach of Seller’s obligations herein, Buyer may, at Buyer’s election: (i) terminate this Agreement and receive a return of the Earnest Money Deposit, and the parties shall have no further rights or obligations under this Agreement (except as expressly survive termination); (ii) enforce this Agreement by suit for specific performance; or (iii) waive such breach and close the purchase contemplated hereby, notwithstanding such breach.  In the event that specific performance shall not be available to Buyer due to the Seller’s intentional conveyance of the Property or a portion thereof to a bona fide third party for value in violation of the terms and conditions hereof, then, Buyer shall be entitled to damages in an amount equal to all third party out of pocket costs and expenses incurred by Buyer in connection with the transaction contemplated hereby, but not in excess of $100,000 in any event.

9.2              Breach by Buyer.  In the event of a breach of Buyer’s obligations herein, Seller’s sole legal and equitable remedy (except for breaches related to Buyer’s indemnity and insurance obligations) shall be to terminate this Agreement and retain Buyer’s Earnest Money Deposit as AGREED LIQUIDATED DAMAGES for such breach, and upon payment in full to Seller of such Earnest Money Deposit, the parties shall have no further rights, claims, liabilities or obligations under this Agreement (except the indemnity and insurance obligations of Buyer, for which Seller, in the event of a breach thereof by Buyer, shall have available to it all remedies at law or in equity).

 10.  MISCELLANEOUS

10.1          Commissions.  Seller and Buyer represent to each other that neither Seller (in the case of Seller’s representation) nor Buyer (in the case of Buyer’s representation) has dealt with nor does it have any knowledge of any broker or other person who has or may have any claim against Seller, Buyer or the Property for a brokerage commission, finder’s fee or like payment arising out of or in connection with this transaction, other than Broker.  Buyer agrees to indemnify and hold Seller harmless from any other such claim arising by, through or under Buyer, and Seller agrees to indemnify and hold Buyer harmless from any other such claim arising by, through or under Seller.  Seller shall be solely responsible for and shall pay Broker a commission in the event of and at Closing pursuant to a separate written agreement between Seller and Broker.

10.2          Notices.  All notices and demands of any kind which either party may be required or may desire to serve upon the other party in connection with this Agreement shall be in writing, signed by the party or its counsel identified below, and shall be served (as an alternative to personal service) by registered or certified mail, overnight courier service or facsimile transmission or e-mail (followed promptly by personal service or mailing of a hard copy), at the addresses set forth below:

As to Seller:

c/o Regency Centers Corporation
Attention:  Barry Argalas
One Independent Drive, Suite 114
Jacksonville, FL  32202-5019
Telephone:  904/598-7464
Facsimile:  904/354-3448

E-mail:  barryargalas@regencycenters.com

With a copy to Seller’s Counsel	Rogers Towers, P.A. Attention: John R. Ibach, Esq. 1301 Riverplace Blvd., Suite 1500 Jacksonville, FL 32207 Telephone: 904/398-3911 Facsimile: 904/396-0663 E-mail: bibach@rtlaw.com
As to Buyer:

The Phillips Edison Group LLC
Attention: Joel Staffilino and Hal Scudder
11501 Northlake Drive
Cincinnati, Ohio  45249
Telephone:  513/554-1100
Facsimile:  519/554-1009

E-mail:  jstaffilino@phillipsedison.com and hscudder@phillipsedison.com

With a copy to Buyer’s Counsel:

Honigman Miller Schwartz and Cohn, LP
Attention:  J. Adam Rothstein
39400 Woodward Avenue, Suite 101

Bloomfield Hills, Michigan  48304
Telephone:  248/566-8478
Facsimile:  248/566-8479

E-mail:  arothstein@honigman.com

With a copy to Escrow Agent: (if required)	Fidelity National Title Insurance Company Attn: Alan Edmondson 2001 Bryan Street, Suite 1700 Dallas, Texas 75201 Telephone: 214-220-1827 Facsimile: 214-969-5348 E-mail: aedmondson@fnf.com

Any such notice or demand so secured, shall constitute proper notice hereunder upon posting to the United States Postal Service, a nationally recognized overnight courier, or upon facsimile or e-mail transmission provided that a copy thereof is forward via one of the other methods of delivery referred to above.

10.3          Headings.  The titles and headings of the various sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

10.4          Validity. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and every other provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

10.5          Attorneys’ Fees.  In the event of any dispute, litigation or other proceeding between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereunder, the unsuccessful party to such dispute, litigation or other proceeding shall pay to the successful party all costs and expenses, including reasonable attorneys’ fees, incurred at trial, on appeal, and in any arbitration, administrative or other proceedings, all of which may be included in and as a part of the judgment rendered in such litigation.  Any indemnity provisions herein shall include indemnification for such costs and fees.  This section shall survive the Closing or a prior termination hereof.

10.6          Time. Time is of the essence of this Agreement, provided that if any date upon which some action, notice or response is required of any party hereunder occurs on a weekend or national holiday, such action, notice or response shall not be required until the next succeeding business day.

10.7          Governing Law.  This Agreement shall be governed by the laws of the state in which the Real Property is located.

10.8          Gender; Plural; Singular; Terms.  A reference in this Agreement to any gender, masculine, feminine or neuter, shall be deemed a reference to the other, and the singular shall be deemed to include the plural and vice versa, unless the context otherwise requires.  The terms “herein,” “hereof,” “hereunder,” and other words of a similar nature mean and refer to this Agreement as a whole and not merely to the specified section or clause in which the respective word appears unless expressly so stated.

10.9          Exhibits.  All exhibits attached hereto are incorporated herein by reference to the same extent as though such exhibits were included in the body of this Agreement verbatim.

10.10      Counterparts, Further Instruments, Etc. This Agreement may be executed in counterparts, and when so executed shall be deemed executed as one agreement. Seller and Buyer shall execute any and all documents and perform any and all acts reasonably necessary to fully implement this Agreement.

10.11      No Recording.  Neither this Agreement nor any memorandum notice or short form hereof shall be recorded.

10.12      Survival of Seller’s Representations and Warranties.  The representations and warranties of Seller set forth in this Agreement, including, without limitation, Article 4 hereof, shall survive the Closing for a period of nine (9) months following the Closing Date (the “Survival Period”), at which time they will be of no further force or effect except as hereinafter provided in this Section 10.13.  No claim asserted after Closing for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Buyer prior to Closing or disclosed or referenced in this Agreement, the documents delivered as part of the due diligence documentation, the Existing Title Policies, Existing Survey, Title Insurance Commitment or Survey.  Seller shall not have any liability to Buyer for a breach of any representation or warranty (a) unless the valid claims for all breaches with respect to the Property collectively aggregate more than $10,000.00, in which event only the amount of such valid claims in excess of $10,000.00 shall be actionable, up to the Cap (as defined in this Section 10.12), and (b) unless written notice containing a description of the specific nature of such breach shall have been given by Buyer to Seller prior to the expiration of the Survival Period and an action shall have been commenced and filed by Buyer against Seller within sixty (60) days after delivery of notice of the alleged breach.  As used herein, the term “Cap” shall mean One Million Five Hundred Thousand Dollars ($1,500,000.00) in the aggregate.  In no event whatsoever shall Seller have any liability to Buyer in excess of the Cap for any claims asserted after Closing for a breach.

10.13      Successors and Assigns.  Buyer shall not assign its rights hereunder except to affiliated entities.  An affiliated entity for purposes hereof shall include any entity which is wholly owned by a party or by a parent of a party, or any entity in which a party or a parent of a party has an equity interest and is a general or managing partner/member.  The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, successors and permitted assigns of the parties.  No third parties, including any brokers or creditors, shall be beneficiaries hereof or entitled to any rights or benefits hereunder.  The rights to acquire each Property shall be assigned by Buyer to three separate Affiliates and all three shall then perform the Buyer's obligations hereunder, and Seller consents to the same.

10.14      Entire Agreement.  This Agreement, together with the exhibits attached hereto, supersedes all prior agreements between the parties as to the Property, if any, and constitutes the entire agreement between the parties with respect to the subject matter hereof.  This Agreement may not be modified, amended or otherwise changed in any manner except by a writing executed by Buyer and Seller or their respective counsel identified herein.

10.15      Facsimile or .pdf.  Signatures to this Agreement transmitted by telecopy or email (.pdf) shall be valid and effective to bind the party so signing.  Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or emailed signature and shall accept the telecopied or emailed signature of the other party to this Agreement.

10.16      Radon Gas.  Radon is a naturally occurring radioactive gas which, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.  Levels of radon which exceed federal and state guidelines have been found in buildings in Florida.  Additional information regarding radon and radon testing may be obtained from the county public health unit.

10.17      Kleinwood.  The Seller has previously disclosed that there is PERC contamination on the Kleinwood Property.  At Closing, the Buyer shall receive a credit in the amount of Four Hundred Fifty Thousand and 00/100 Dollars ($450,000.00) (the “Environmental Credit”) against the Purchase Price with respect to PERC contamination at the Kleinwood Property.  Seller shall have no further obligations or liability with respect to the PERC contamination of the Kleinwood Property other than the payment of the Environmental Credit at Closing.

10.18      Publix ROFO.  The Murray Landing Property and the Vineyard Property are each subject to a right of first offer (“ROFO”) in favor of Publix Super Markets, Inc. (“Publix”).  In the event Publix exercises its ROFO with respect to either Property, this Agreement shall terminate, the Earnest Money Deposit shall be returned to the Buyer, and in the event such election is made after the loan assumption application has been submitted, the Seller shall reimburse Buyer for any Assumption Costs previously incurred by Buyer.

10.19      Escrow for Med Spa at Kleinwood Property.  Buyer and Seller have agreed to establish an escrow account at Closing with respect to space B134 (approximately 1,600 square feet) of the Kleinwood Property contemplated to be leased to Med Spa (the "Med Spa Space").  At Closing, Seller shall deposit with the Escrow Agent the sum of $26,400.00 (the “Med Spa Rent Escrow “) for twelve (12) months' (the "Med Spa Escrow Term") gross rent for the Med Spa Space.  The Med Spa Rent Escrow shall be held in an interest bearing account in the name of MCW-RC III Kleinwood Center, L.P.  During the Med Spa Escrow Term, until such time that Med Spa or a substitute tenant commences paying monthly rent in an amount not less than $2,200.00 (the “Med Spa Minimum Monthly Rent”) for the Med Spa Space, Buyer shall be entitled to monthly disbursements from the Med Spa Rent Escrow on the first (1st) day of each calendar month in an amount equal to the difference between the aggregate Med Spa Minimum Monthly Rent and the amount of monthly rent actually received by Buyer for the previous month with respect to the Med Spa Space (the “Med Spa Monthly Rent Payment”).  At Closing, the Buyer shall receive the pro-rated portion of such Med Spa Monthly Rent Payment for the month of Closing.  The Escrow Agent shall make such Med Spa Monthly Rent Payment within five (5) days after request from Buyer for such disbursement.

     In the event Seller has executed a new lease (the “New Med Spa Lease”) with Med Spa or a substitute tenant prior to Closing, no escrow for tenant improvement allowance or leasing commissions shall be required at Closing.  In such event, the Seller shall pay the tenant improvement allowance and leasing commissions due under the New Med Spa Lease directly to the tenant and brokers as they become due.  If a New Med Spa Lease has not been executed at Closing, Seller shall deposit with the Escrow Agent the sum of $40,000.00 (the “Med Spa TI Escrow”) for tenant improvement allowance for the Med Spa Space, plus (iii) $5,600.00 (the “Med Spa LC Escrow”) for leasing commissions for the Med Spa Space.  At such time after Closing that the tenant under a new lease of the Med Spa Space is entitled to a tenant improvement allowance, the Escrow Agent shall disburse to Buyer a portion of the Med Spa TI Escrow in an amount equal to such tenant improvement allowance to be disbursed to such tenant in accordance with the new lease, not to exceed $40,000.00.  In addition, at such time that the leasing commission is due under the New Med Spa  Lease, the Escrow Agent shall disburse a portion of the Med Spa LC Escrow to the Buyer and/or to the applicable broker who procured the new lease in accordance with the separate agreement entered into with that broker, not to exceed $5,600.00.  In any event, the Seller acknowledges and agrees that it shall be responsible for any additional landlord obligations necessary to deliver the Med Spa Space to the new tenant in the condition required under a new lease for the Med Spa Space.

10.20      Escrow for Little Caesar’s at Kleinwood Property.  Buyer and Seller have agreed to establish an escrow account at Closing with respect to approximately 1,500 square feet of the Kleinwood Property contemplated to be leased to Little Caesars Enterprises, Inc. (the "Little Caesars Space").  At Closing, Seller shall deposit with the Escrow Agent the sum of $33,000.00 (the “Little Caesars Rent Escrow”) for twelve (12)

months' (the "Little Caesars Escrow Term") gross rent for the Little Caesars Space.  The Little Caesars Rent Escrow shall be held in an interest bearing account in the name of MCW-RC III Kleinwood Center, L.P.  During the Little Caesars Escrow Term, until such time that Little Caesars Enterprises or a substitute tenant commences paying monthly rent in an amount not less than $2,750.00 (the “Little Caesars Minimum Monthly Rent”) for the Little Caesars Space, Buyer shall be entitled to monthly disbursements from the Little Caesars Rent Escrow on the first (1st) day of each calendar month in an amount equal to the difference between the aggregate Little Caesars Minimum Monthly Rent and the amount of monthly rent actually received by Buyer for the previous month with respect to the Little Caesars Space (the “Little Caesars Monthly Rent Payment”).  At Closing, the Buyer shall receive the pro-rated portion of such Little Caesars Monthly Rent Payment for the month of Closing.  The Escrow Agent shall make such Little Caesars Monthly Rent Payment within five (5) days after request from Buyer for such disbursement.

     In the event Seller has executed a new lease (the “Little Caesars New Lease”) with Little Caesars Enterprises or a substitute tenant prior to Closing, no escrow for tenant improvement allowance or leasing commissions shall be required at Closing.  In such event, the Seller shall pay the tenant improvement allowance and leasing commissions due under the Little Caesars New Lease directly to the tenant and brokers as they become due.  If a Little Caesars New Lease has not been executed at Closing, Seller shall deposit with the Escrow Agent the sum of $37,500.00 (the “Little Caesars TI Escrow”) for tenant improvement allowance for the Little Caesars Space, plus (iii) $6,600.00 (the “Little Caesars LC Escrow”) for leasing commissions for the Little Caesars Space.  At such time after Closing that the tenant under a new lease of the Little Caesars Space is entitled to a tenant improvement allowance, the Escrow Agent shall disburse to Buyer a portion of the Little Caesars TI Escrow in an amount equal to such tenant improvement allowance to be disbursed to such tenant in accordance with the new lease, not to exceed $37,500.00.  In addition, at such time that the leasing commission is due under the Little Caesars New Lease, the Escrow Agent shall disburse a portion of the Little Caesars LC Escrow to the Buyer and/or to the applicable broker who procured the new lease in accordance with the separate agreement entered into with that broker, not to exceed $6,600.00.  In any event, the Seller acknowledges and agrees that it shall be responsible for any additional landlord obligations necessary to deliver the Little Caesars Space to the new tenant in the condition required under a new lease for the Little Caesars Space.

10.21      1031 Exchange.  Buyer acknowledges that Seller may effect a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”).  Accordingly, Buyer agrees that it will cooperate with Seller to effect a tax-free exchange in accordance with the provisions of Section 1031 of the Code and the regulations promulgated with respect thereto.  Seller shall be solely responsible for any additional fees, costs or expenses incurred in connection with the like-kind exchange contemplated by this paragraph, and Buyer shall not be required to incur any debt, obligation or expense in accommodating Seller hereunder.  In no event shall Seller’s ability or inability to effect a like-kind exchange, as contemplated hereby, in any way delay the Closing or relieve Seller from its obligations and liabilities under this Agreement.  Seller hereby agrees to indemnify and hold harmless Buyer from any liability, losses or damages incurred by Buyer in connection with or arising out of the Section 1031 like-kind exchange, including but not limited to any tax liability.

10.22      Purchase of Property Only.  The parties acknowledge that the purchase and sale of the Property involves only the purchase and sale of the Property and that Seller is not selling a business nor do the parties intend that Buyer be deemed a successor of Seller with respect to any debts, liabilities and obligations of Seller other than the tenants under the Leases, any Contracts assumed by Buyer and any obligations and liabilities as owner of the Property.  Seller shall be liable for all payments and benefits to past and/or present employees of Seller in connection with the business being conducted on or from the Property as may have accrued through Closing (including, but not limited to, salaries, wages, commissions, bonuses, vacation pay, health and welfare contributions, pensions, profit sharing, severance or termination pay, or any other form of compensation or fringe benefit).

10.23      Escrow Agent.  The terms and conditions set forth in this Agreement shall constitute both an agreement between Seller and Buyer and instructions for Escrow Agent, which Escrow Agent shall acknowledge and agree to be bound by, as evidenced by its execution of this Agreement.  Seller and Buyer shall promptly execute and deliver to Escrow Agent any separate or additional escrow instructions requested by Escrow Agent which are consistent with the terms of this Agreement.  Any separate or additional instructions shall not modify or amend the provisions of this Agreement unless otherwise expressly agreed by mutual consent of Buyer and Seller.  Buyer and Seller both hereby acknowledge and agree that Escrow Agent shall hold and deliver the Earnest Money Deposit and all other deposits which may be made under this Agreement in accordance with the terms and conditions of this Agreement and that Escrow Agent shall be relieved of all liability and held harmless by both Seller and Buyer in the event Escrow Agent makes any disbursement of such monies in accordance with the terms and provisions of this Agreement.  Escrow Agent shall be relieved from any responsibility or liability and held harmless by both Buyer and Seller in connection with the discharge of Escrow Agent’s duties hereunder provided that Escrow Agent exercises ordinary and reasonable care in the discharge of such duties.

     By their execution and delivery of this Agreement, the Buyer and Seller acknowledge and confirm that under certain circumstances deposits (including the funds subject to this Agreement) may not be insured or fully insured by the Federal Deposit Insurance Corporation (“FDIC”).  Each party has made its own analysis of FDIC insurance regulations affecting, or potentially affecting, the funds subject to this Agreement and is not relying upon any advice from the Escrow Agent as to FDIC matters.  The Buyer and Seller understand and agree that Escrow Agent is holding the escrow funds as agent and that the funds are not trust funds.  Simultaneously with final disbursement of the escrow funds pursuant to this Agreement, Escrow Agent shall be released of all liability and responsibility under this Agreement.  The Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine.  Escrow Agent may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof, has been duly authorized to do so.  The Escrow Agent undertakes and agrees to perform only such duties as expressly set forth herein.  The duty of the Escrow Agent hereunder shall be limited to the safe keeping of the escrow funds and the disposition of same in accordance with the provisions hereof.  The Escrow Agent shall have the right, but not the obligation, to require a written statement signed by the Buyer and Seller confirming satisfaction of all conditions precedent to disbursement of funds hereunder and authorizing disbursement of said funds, together with accrued interest, if any.  All notices to or from Escrow Agent shall be in writing.  The Buyer and Seller hereby release Escrow Agent from any losses incurred with respect to funds deposited hereunder by reason of the absence of or insufficiency of FDIC insurance with respect to such funds.  The Buyer and Seller acknowledge that Escrow Agent has entered into this Agreement at their specific request and, in order to induce Escrow Agent to accept said escrow, do hereby agree to indemnify and hold Escrow Agent harmless from all loss, cost and expense, including reasonable attorneys’ fees and court costs, which it may suffer or incur as a result of acting as Escrow Agent under this Agreement, including, without limitation, claims arising with respect to the absence or insufficiency of FDIC insurance for funds subject to this Agreement.  In the event of any dispute as to the disbursement of escrow funds or any claim thereto by any party or person, Escrow Agent shall have the right to bring a suit in interpleader in the Circuit Court for Duval County, Florida naming the parties to this Agreement and any other parties as may be appropriate in the opinion of Escrow Agent.  The Buyer and Seller shall indemnify and hold harmless Escrow Agent from all costs, including attorneys’ fees, in connection with such interpleader action.  Upon the filing of said suit and deposit of the balance of escrow funds in the registry of the Court, Escrow Agent shall have the right to withdraw from said suit, and all obligations of Escrow Agent shall cease and terminate.

10.24      No Back Offers or Agreements.  Seller shall not, during the term of this Agreement, enter into any back up offers, agreements, options or the like for the sale of the Property to any third party and nor shall

Seller market the Property for sale or otherwise solicit any of such back up offers, agreements, options or the like directly or indirectly through third parties.

Books and Records.  Buyer has advised Seller that Buyer may be required to file, in compliance with certain laws and regulations (including, without limitation, Regulation S-X of the Securities and Exchange Commission), audited financial statements, pro forma financial statements and other financial information related to the Property for up to three (3) fiscal years prior to Closing and any interim period during the fiscal year in which the Closing occurs (the “Financial Information”).  Following the Closing, Seller agrees to use its commercially reasonably efforts to cooperate with Buyer and its representatives and agents in the preparation of required Financial Information; provided, however, Seller shall not be required to incur any expenses or costs unless Buyer reimburses Seller for the same.  Notwithstanding the foregoing, Seller shall not be required to provide any information deemed confidential by Seller in its reasonable discretion.  Buyer acknowledges Buyer may not use the results of its review under this Section 10.22 to pursue any claim against Seller under the terms of this Agreement

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“SELLER”

MCW-RC III MURRAY LANDING, LLC, a Delaware limited liability company

By:  Macquarie CountryWide-Regency III, LLC, a

        Delaware limited liability company

Its:   Sole Member

        By:  Macquarie-Regency Management, LLC, a

                Delaware limited liability company

        Its:  Managing Member

               By:  Regency Centers, L.P., a Delaware

                       limited partnership

         Its:  Managing Member

                       By:  Regency Centers Corporation, a

                               Florida corporation

                       Its:  General Partner

           By:  /s/ Barry Argalas
                 Name:  Barry Argalas
                 Its:  Senior Vice President

     Date:        10/1/12_______

     Tax Identification No: ____________

“SELLER”

MCW-RC III KLEINWOOD CENTER, L.P., a Texas limited partnership

By:  MCW-RC III Kleinwood GP, LLC, a

        Delaware limited liability company

Its:   General Partner

        By:  Macquarie CountryWide-Regency III,

        LLC, a Delaware limited liability

        company

        Its:   Sole Member

                By:  Macquarie-Regency Management,

                LLC, a Delaware limited liability \

                company

                 Its:  Managing Member

                 By:  Regency Centers, L.P., a

                 Delaware limited partnership

                 Its:   Managing Member

                         By:  Regency Centers Corporation,

                         a Florida corporation

                         Its:  General Partner

                By: /s/ Barry Argalas
                Name:  Barry Argalas
                Its:  Senior Vice President

    Date:            10/1/12____________

    Tax Identification No: __________

“SELLER”

MCW-RC III VINEYARD SHOPPING CENTER, LLC., a Delaware limited liability company

By:  Macquarie CountryWide-Regency III, LLC, a

        Delaware limited liability company

Its:  Member

       By:  Macquarie-Regency Management, LLC, a

       Delaware limited liability company

       Its:  Managing Member

               By:  Regency Centers, L.P., a Delaware

               limited partnership

               Its:   Managing Member

                        By:  Regency Centers Corporation,

                         a Florida corporation

                         Its:  General Partner

                By: /s/ Barry Argalas
                Name:  Barry Argalas
                Its:  Senior Vice President

    Date:             10/1/12___________

    Tax Identification No: __________

“BUYER”

THE PHILLIPS EDISON GROUP LLC,

an Ohio limited liability company

By:      PHILLIPS EDISON LIMITED

            PARTNERSHIP,

            a Delaware limited partnership,

            Managing Member

            By:      PHILLIPS EDISON &

                        COMPANY, INC.,

                        a Maryland corporation,

                        General Partner

                        By:      /s/ Robert F. Myers

                        Name:  Robert F. Myers__

                        Its:        President________

Date:  October  4, 2012

Tax Identification No:  20-1155318_______

JOINDER OF ESCROW AGENT

         Escrow Agent joins herein for the purpose of agreeing to comply with the terms hereof insofar as they apply to Escrow Agent.  Escrow Agent shall receive and hold the Earnest Money Deposit in trust, to be disposed of in accordance with the provisions of the foregoing Agreement.

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:_____________________________
         Its Authorized Agent

Date:____________________________

         “ESCROW AGENT”

EXHIBIT 1.12

Existing Loan Documents

       I.            Kleinwood Center

1.        Promissory Note executed December 14, 2006 by MCW-RC III Kleinwood Center, L.P., a Texas limited partnership in favor of Wachovia Bank, National Association, a national banking association in the original principal amount of $23,640,000.00

2.        Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing executed December 14, 2006 by MCW-RC III Kleinwood Center, L.P., a Texas limited partnership, as trustor (“Borrower”) to William D. Cleveland, Esq., as trustee (“Trustee”) for the benefit of Wachovia Bank, National Association, a national banking association, as beneficiary (“Lender”) securing the principal amount of $23,640,000.00

3.       Assignment of Leases and Rents (“Assignment”) dated December 14, 2006, by MCW-RC III Kleinwood Center, L.P., a Texas limited partnership (“Borrower”) to Wachovia Bank, National Association, a national banking association, as assignee (“Lender”)

4.       UCC-1 Financing Statements

(a)      County

(b)      Secretary of State

5.       Indemnity and Guaranty Agreement dated December 14, 2006 by MCW-RC III Kleinwood Center, L.P., a Texas limited partnership (“Indemnitor”) to Wachovia Bank, National Association, a national banking association, as assignee (“Lender”)

6.        Post Closing Agreement dated December 14, 2006, by MCW-RC III Kleinwood Center, L.P., a Texas limited partnership (“Borrower”) to Wachovia Bank, National Association, a national banking association (“Lender”)

7.        Receipt and Closing Certificate Dated December 14, 2006

8.        W-9 Request for Taxpayer ID - MCW-RC III Kleinwood Center, L.P., a Texas limited partnership (“Borrower”)

9.        Trigger Event Agreement dated December 14, 2006

II.        Murray Landing

1.         Promissory Note executed December 14, 2006 by MCW-RC III Murray Landing, LLC, a Delaware limited liability company in favor of Wachovia Bank, National Association, a national banking association in the original principal amount of $6,330,000.00

2.         Mortgage, Assignment of Rents, Security Agreement and Fixture Filing executed December 14, 2006 by MCW-RC III Murray Landing, LLC, a Delaware limited liability company, as mortgagor (“Borrower”) to Wachovia Bank, National Association, a national banking association, as mortgagee (“Lender”) securing the principal amount of $6,330,000.00

3.         Assignment of Leases and Rents dated December 14, 2006, by MCW-RC III Murray Landing, LLC, a Delaware limited liability company (Borrower”) to Wachovia Bank, National Association, a national banking association, as assignee (“Lender”)

4.         UCC-1 Financing Statements

            (a)      County

            (b)      Secretary of State

5.         Indemnity and Guaranty Agreement dated December 14, 2006, by MCW-RC III Murray Landing, LLC, a Delaware limited liability company (Indemnitor) to Wachovia Bank, National Association, a national banking association, as assignee (“Lender”)

6.         Post Closing Agreement dated December 14, 2006, by MCW-RC III Murray Landing, LLC, a Delaware limited liability company (Borrower”) to Wachovia Bank, National Association, a national banking association, as assignee (“Lender”)

7.         Receipt and Closing Certificate Dated December 14, 2006

8.        W-9 Request for Taxpayer ID - MCW-RC III Murray Landing, LLC (Borrower”)

9.         Trigger Event Agreement dated December 14, 2006

III        Vineyard

1.                  Promissory Note executed December 14, 2006 by MCW-RC III Vineyard Shopping Center, LLC, a Delaware limited liability company in favor of Wachovia Bank, National Association, a national banking association in the original principal amount of $6,600,000.00

2.                  Mortgage, Assignment of Rents, Security Agreement and Fixture Filing executed December 14, 2006 by MCW-RC III Vineyard Shopping Center, LLC, a Delaware limited liability company, as mortgagor (“Borrower”) to Wachovia Bank, National Association, a national banking association, as mortgagee (“Lender”) securing the principal amount of $6,600,000.00

3.                  Assignment of Leases and Rents dated December 14, 2006 by  MCW-RC III Vineyard Shopping Center, LLC, a Delaware limited liability company, as mortgagor (“Borrower”) to Wachovia Bank, National Association, a national banking association, as mortgagee (“Lender”)

4.                  UCC-1 Financing Statements

(a)                County

(b)               Secretary of State

5.                  Indemnity and Guaranty Agreement dated December 14, 2006 by MCW-RC III Vineyard Shopping Center, LLC (“Indemnitor’) in favor of Wachovia Bank, National Association, a national banking association (“Lender”)

6.                  Post Closing Agreement dated December 14, 2006 by MCW-RC III Vineyard Shopping Center, LLC (“Borrower”), to Wachovia Bank, National Association, a national banking association (“Lender”)

7.                  Receipt and Closing Certificate dated December 14, 2006

8.                  W-9 Request for Taxpayer ID - MCW-RC III Vineyard Shopping Center, LLC (“Borrower”)

9.                  Trigger Event Agreement dated December 14, 2006

EXHIBIT 1.19

Major Tenants

Shopping Center	Major Tenants
Murray Landing	Publix, Anytime Fitness
Kleinwood	HEB, Specs Liquor, Rachel's Hallmark
Vineyard	Publix, Anytime Fitness

EXHIBIT 1.25

Existing Title Policies

Shopping Center	Existing Title Policies
Murray Landing	Chicago Title Insurance Company Policy No. 7210640-16748 dated December 15, 2006
Kleinwood	Chicago Title Insurance Company Policy No. 44-901-100-TNB2612-B, dated 12/15/06
Vineyard	Chicago Title Insurance Company Policy No. 7210609-72496367, dated 10/5/06

EXHIBIT 1.26

Rent Rolls

EXHIBIT 1.27
Seller’s Documents

Accounting	Kleinwood Center	Murray Landing	Vineyard Shopping Ctr
Operating Budget - Current year	Yes	Yes	Yes
Income Statements - YTD and 5 year historical (by Quarter and Audited Financials if available)	Yes	Yes	Yes
General Ledger - YTD and 3 year historical	Yes	Yes	Yes
Capital Budget - YTD and 3 year historical	N/A	N/A	N/A
Real Estate Bills and Appeals - 3 year historical	Yes	Yes	Yes
CAM, Real Estate Tax and Insurance Reconciliations - 3 year historical	Yes	Yes	Yes
Schedule of Security Deposits and Prepaid Rents	Yes	Yes	Yes
Promotional Fund - Budget and Year End Reconciliation	N/A	N/A	N/A
Trial Balance - YTD and Prior Year (by Quarter)	N/A	N/A	N/A
Detail of Cash Receipts and Disbursements Journal-YTD and Prior Year	N/A	N/A	N/A
Detailed accrued expense and accounts payable listing - previous 2 years	N/A	N/A	N/A
Detailed Rent Straight Line Schedule - Prior Year and Current Quarter	N/A	N/A	N/A
Representation letter in support of the historical financial information	N/A	N/A	N/A
Support for any allocated expenses allocated to property in prior year and current year	N/A	N/A	N/A
Operations
Warranties (roof, HVAC, elevator, etc.)	Yes	Yes	Yes
Vendor Contact List & Vendor Contracts (landscaping, sweeping, snow, trash, etc.)	Yes	Yes	Yes
Copies of all bills for YTD and prior year (electric, water, phone, landscape, lot sweeping, R&M, G&A, etc.)	Yes	Yes	Yes
Storm Water Management Plan and annual maintenance costs
O&M Manuals	N/A	N/A	N/A
Personal Property and Supplies Inventory (located on site and will remain after closing)	N/A	N/A	N/A
Schedule of utility meters and required deposits (gas, electric, telephone, water, etc.)	Yes	Yes	Yes

Exhibit 1.27 – Seller's Documents

Tenant Information
Leases, Amendments, Assignments, Addendums, Commencement Date Letters and Letter Agreements for all tenants	Yes	Yes	Yes
Tenant Correspondence files for all tenants
Lease Abstracts for all tenants	N/A	N/A	N/A
Tenant Contact Sheet and Guarantor Contact Sheet (name, address, phone number)	Yes	Yes	Yes
Rent Roll - Current Year and 5 year historical	Yes	Yes	Yes
Tenant Improvement Construction Contracts (for work in progress)	N/A	N/A	N/A
Schedule of unpaid Tenant Improvements	Yes	N/A	N/A
Schedule of unpaid Lease Commissions	N/A	N/A	N/A
Schedule of Pending Leases; LOI's Under Negotiation; Leases Out for Signature	Yes	N/A	N/A
Tenant Sales Information - YTD and 5 year historical	Yes	Yes	Yes
Tenant Invoices - Most recent calendar month	Yes	Yes	Yes
Tenant Delinquency Report - Current and previous 3 calendar years	Yes	Yes	Yes
Tenant Rent Checks - Most recent calendar month	N/A	N/A	N/A
Tenant Ledger - YTD and previous 2 years	Yes	Yes	Yes
Broker Listing Agreement	N/A	N/A	N/A
Tenant Certificates of Insurance	Yes	Yes	Yes
Tenant Certificates of Occupancy	N/A	N/A	N/A
Tenant Financial Statements
Executed Tenant Estoppels and SNDAs	N/A	N/A	N/A

Exhibit 1.27 – Seller's Documents

Construction
Site Plan
As Built Plans (on CD)	Yes	Yes	Yes
Public Works Agreements and related bonds
Licenses and permits (including signage)	N/A	N/A	N/A
Lien waivers
Title
Owner's Title Insurance Policy & Recorded title documents	Yes	Yes	Yes
Claims History - 3 years historical	Yes	Yes	Yes
Schedule of all pending litigation	N/A	N/A	N/A
Other
Environmental Reports (Phase I, Phase II, etc.) & Environmental correspondence	Yes	Yes	Yes
ALTA As-Built Survey	Yes	Yes	Yes
Property Condition Report	N/A	N/A	N/A
Roof Report	N/A	N/A	N/A
Appraisal	N/A	N/A	N/A
Flood Certificates	N/A	N/A	N/A
Seismic Reports	N/A	N/A	N/A
Loan Documents	Yes	Yes	Yes

EXHIBIT 1.29

Identification of Existing Survey

Shopping Center	Identification of Existing Survey
Murray Landing	Joseph L. McIntyre, SC PLS, Whitworth & Associates, Inc.. dated 9/20/06, Job No. 06-176
Kleinwood	Fred W. Lawton, RPLS No. 2321, Landco LP, dated 9/26/06, Job No. 06-4074/1624-06
Vineyard	Alan D. Platt, PLS, dated 9/21/06, Project No. 6121

EXHIBIT 1.30

Form of Tenant Estoppel Letter

_________________
(date)

________________________
Attention:________________
________________________
________________________

RE: _____________________________________________ (Name of Shopping Center)

Ladies and Gentlemen:

The undersigned (Tenant) has been advised you may purchase the above Shopping Center, and we hereby confirm to you that:

1.      The undersigned is the Tenant of _________________, Landlord, in the above Shopping Center, and is currently in possession and paying rent on premises known as __________________________ Store No. ______ [or Address: _____________], and containing approximately _____ square feet, under the terms of the lease dated _______, which has (not) been amended by amendment dated the “Lease”).  There are no other written or oral agreements between Tenant and Landlord.  Tenant neither expects nor has been promised any inducement, concession or consideration for entering into the Lease, except as stated herein, and there are no side agreements or understandings between Landlord and Tenant.

2.      The term of the Lease commenced on ___________, expiring on ___________________, with options to extend of ________________ (___) years each.

3.      As of ____________________, monthly minimum rental is $_______________ a month.

4.      Tenant is required to pay its allocated share of Common Area Expenses and its allocated share of the Shopping Center’s real property taxes and insurance cost as set forth in the lease.  Current additional monthly payments for expense reimbursement total $____________ per month for common area maintenance, property insurance and real estate taxes.

5.      Tenant has given [no security deposit] [a security deposit of $______________].

6.      No payments by Tenant under the Lease have been made for more than one (1) month in advance, and minimum rents and other charges under the Lease are current.

7.      All matters of an inducement nature and all obligations of the Landlord under the Lease concerning the construction of the Tenant’s premises and development of the Shopping Center, including without limitation, parking requirements, have been performed by Landlord.

8.      The Lease contains no first right of refusal, option to expand, option to terminate, or exclusive business rights, except as follows: _________________________

9.      Tenant knows of no default by either Landlord or Tenant under the Lease, and knows of no situations which, with notice or the passage of time, or both, would constitute a default.  Tenant has no rights to off-set or defense against Landlord as of the date hereof.

10.  The undersigned has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises except as follows:

The undersigned makes this statement for your benefit and protection with the understanding that you intend to rely upon this statement in connection with your intended purchase of the above described Premises from Landlord.  The undersigned agrees that it will, upon receipt of written notice from Landlord, commence to pay all rents to you or to any Agent acting on your behalf.

Mailing Address: _____________________________ _____________________________	Very truly yours, __________________________ ______________________(Tenant) By:___________________________ Its:___________________________

EXHIBIT 4.3

Threatened Litigation or Pending Proceedings

Shopping Center	Threatened Litigation or Pending Proceeding
Murray Landing	None
Kleinwood	None
Vineyard	None

EXHIBIT 4.6

Contracts

Shopping Center	Contracts
Murray Landing

Fire Alarm Detection Systems & Sprinkler Systems Inspections – SimplexGrinnell, LP

Pressure Wash Maintenance – Pressure Pros, Inc.

Landscape Maintenance – Southern Companies of the Carolinas

Parking Lot Sweeping – SLR Service Company, LLC

Kleinwood

Pest Control – Federal pest Solutions

Parking lot sweeping (7312 Louetta Road) – Center Services, Inc.

Landscape – H.I.U. Services, Inc.

Security monitoring – ADT

Fire sprinkler and backflow prevention device inspection services –
            Universal Sprinkler, a Fire and Life Safety America
            Company

Security Services – Smith Protective Services, Inc.

Vineyard	Parking Lot Sweeping – Able Maintenance Company Landscaping – Shopping Center Maintenance Company Fire Sprinklers - Wiginton. Security Monitoring - ADT

EXHIBIT 4.11

Environmental Matters

Shopping Center	Environmental Matters
Murray Landing

Report of Phase I Environmental Site Assessment dated  April 4, 2001 by GS2 Engineering & Environmental Consultants Updated of Proposed Publix Grocery and Retail Stores Phase I dated November 6, 2001 by GS2 Engineering & Environmental Consultants

Site Investigation dated February 11, 2002 by GS2 Engineering & Environmental Consultants

Kleinwood

Texas Natural Resource Conservation Commission Voluntary Cleanup Program Agreement dated August 26, 2002

Phase I Environmental Site Assessment dated April 4, 2005 by Terracon

TCEQ letter dated October 24, 2005

TCEQ letter dated April 18, 2006

Amended Affected Property Assessment Report (APAR) dated January 21, 2008 by Terracon

Supplemental Site Investigation and Groundwater Monitoring Report dated January 21, 2008 by Terracon

TCEQ letter dated July 10, 2008

TCEQ Response letter dated June 2, 2011

Groundwater Monitoring Report dated September 26, 2011 by EFI Global, Inc.

Vineyard	Phase I Environmental Site Assessment dated May 10, 2001 by URS

EXHIBIT 8.1(a)

Form of Deed

Prepared By:
Timothy F. May, Esquire
Rogers Towers, P.A.
1301 Riverplace Blvd., Suite 1500
Jacksonville, Florida  32202

SPECIAL WARRANTY DEED

THIS INDENTURE is made, executed and delivered this       day of ________ ____, 2012, between __________________ (“Grantor”), whose address is One Independent Drive, Suite 114, Jacksonville, Florida 32202 and ____________________ (“Grantee”), whose address is ___________________________________;

W I T N E S S E T H:

That the said Grantor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), to it in hand paid by the said grantee, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained and sold to the said grantee, its heirs, legal representatives, successors and assigns forever, the following described land (the “Land”), situate, lying and being in the County of __________________, State of _________________________:

See Exhibit “A” attached hereto and by this
reference made a part hereof.

together with all tenements, hereditaments and appurtenances of Grantor belonging or in any wise appertaining to the Land and all of the  buildings, structures or other improvements on the Land owned by Grantor (collectively, the “Property”), subject to the rights of tenants in possession under unrecorded leases, any taxes and assessments levied or assessed subsequent to the date hereof, and covenants, conditions, restrictions and reservations of record, reference to which shall not operate to reimpose same (the “Permitted Exceptions”):

To have and to hold the Property in fee simple forever.

Except as set forth in the Permitted Exceptions, the said grantor does hereby fully warrant the title to said Property, and will defend the same against the lawful claims of all persons claiming by, through or under the grantor, but against none other.

IN WITNESS WHEREOF, the said grantor has caused this instrument to be executed in its name by its duly authorized representative the day and year first above written.

Signed, sealed and delivered in the presence of: ______________________________ Print Name:____________________

STATE OF ____________

COUNTY OF _______

The foregoing instrument was acknowledged before me this       day of ______, 2012, by ___________, the____________ of ____________________.  He is personally known to me.

________________________________________ Print Name:______________________________ Notary Public My Commission Expires:___________________ Commission Number:______________________

EXHIBIT 8.1(c)

Form of Assignment of Leases

ASSIGNMENT AND ASSUMPTION OF LEASES

ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) made as of the ______ day of __________, 2012, by and between _________________  (“Assignor”), and ___________________________________(“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor has simultaneously herewith conveyed to the Assignee all of Assignor’s right, title and interest in and to the premises known as ___________________________________ (the “Premises”), and in connection therewith, Assignor has agreed to assign to Assignee all of Assignor’s right, title and interest in and to those leases executed by the tenants referenced in Exhibit “A” attached hereto and the guaranties and other documents related thereto, if any (collectively, the “Leases”).

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.       Assignor hereby assigns unto Assignee, all of the right, title and interest of Assignor in and to the Leases;

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the date hereof, subject to the terms, covenants and conditions of the Leases.

2.         Assignee assumes the performance of all of the obligations of Assignor under the Leases to be performed from and after the date hereof.  Assignee agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all claims, demands, liabilities, losses, costs, damages or expenses including, without limitation, reasonable attorneys’ fees and costs (collectively, “Claims”) arising out of or resulting from any breach or default by Assignee in its obligations under the terms of the Leases from and after the date hereof, including, without limitation, any breach or default by Assignee or failure by Assignee to comply with any applicable law from and after the date hereof with respect to the security deposits under the Leases that are being transferred to Assignee on the date hereof.

3.      Assignor hereby agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all Claims arising out of or resulting from any breach or default by Assignor in its obligations under the terms of the Leases prior to the date hereof including, without limitation, any breach or default under the Leases or failure by Assignor to comply with any applicable laws prior to the date hereof with respect to the security deposits under the Leases.

4.     This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

5.       This Assignment may be executed in separate counterparts, which, together, shall constitute one and the same fully executed Assignment.

IN WITNESS WHEREOF, this Assignment has been duly executed as of the date first above written.

Signed, sealed and delivered in the presence of: ______________________________ Print Name:____________________

STATE OF ______________

COUNTY OF ____________

The foregoing instrument was acknowledged before me this       day of __________, 2012, by _______________, the ___________ of ___________________.  He is personally known to me.

________________________________________ Print Name:______________________________ Notary Public My Commission Expires:___________________ Commission Number:_________________________________

EXHIBIT 8.1(d)

Form of Bill of Sale

BILL OF SALE

FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged________________ (“Seller”), does hereby sell, transfer and convey to ________________________ (“Buyer”), any and all “Personal Property” as defined in Section 1.16 of that certain Real Estate Sale Agreement by and between Seller and Buyer, owned by Seller and used exclusively in connection with the operation of that certain real property more particularly described in Exhibit “A” attached hereto (the “Property”) and all extant assignable warranties relating to the shopping center operated on the Property.

            Buyer acknowledges that Seller is selling and Buyer is purchasing such Personal Property on an “as is with all faults” basis and that except as set forth below, Buyer is not  relying on any representations or warranties of any kind whatsoever, express or implied, from Seller, its agents, or brokers as to any matters concerning such personal property, including, without limitation, any warranties as to title or implied warranties of merchantability or fitness for a particular purpose.  Notwithstanding the foregoing, Seller represents that it owns all of the personal property free and clear of all liens and encumbrances.

Signed, sealed and delivered in the presence of: ______________________________ Print Name:____________________

EXHIBIT 8.1(f)

Form of Landlord Estoppel Letter

_____________________

(date)

________________________
Attention:________________
________________________
________________________

RE:_____________________________________________ (Name of Shopping Center)

Ladies and Gentlemen:

The undersigned Landlord hereby confirms that:

1.                  ______________________________ is the Tenant of Landlord in the above Shopping Center, and is currently in possession and paying rent on premises known as __________________________ Store No. ______ [or Address: _____________], and containing approximately _____ square feet, under the terms of the lease dated _______, which has (not) been amended by amendment dated the “Lease”).  There are no other written or oral agreements between Tenant and Landlord.

2.                  The term of the Lease commenced on ___________, expiring on ___________________, with options to extend of ________________ (___) years each.

3.                  As of ____________________, monthly minimum rental is $_______________ a month.

4.                  Tenant is required to pay its allocated share of Common Area Expenses and its allocated share of the Shopping Center’s real property taxes and insurance cost as set forth in the lease.  Current additional monthly payments for expense reimbursement total $____________ per month for common area maintenance, property insurance and real estate taxes.

5.                  Tenant has given [no security deposit] [a security deposit of $______________].

6.                  No payments under the Lease have been received by Landlord for more than one (1) month in advance, and minimum rents and other charges under the Lease are current.

7.                  To the best of Landlord’s knowledge, all matters of an inducement nature and all obligations of the Landlord under the Lease concerning the construction of the Tenant’s premises and development of the Shopping Center, including without limitation, parking requirements, have been performed by Landlord.

8.                  Except as set forth in the Lease, the Tenant has no first right of refusal, option to expand, option to terminate, or exclusive business rights.

9.                  Landlord has not received notice of any Landlord default under the Lease from Tenant and Landlord has not delivered notice to Tenant of any Tenant default under the Lease.

The undersigned makes this statement for your benefit and protection with the understanding that you intend to rely upon this statement in connection with your intended purchase of the above described Premises from Landlord.

Mailing Address: ______________________________ ______________________________	Very truly yours, ______________________________ _______________________(Tenant) By:___________________________ Its:___________________________

EXHIBIT 8.1(g)

Owner’s Affidavit

OWNER’S NO LIEN AND POSSESSION AFFIDAVIT

STATE OF ______________

COUNTY OF ____________

Before me, the undersigned authority, this day personally appeared _____________________ (“Affiant”), who being by me first duly sworn, deposes and says:

1.                  Affiant has personal knowledge of the facts that are sworn to in this affidavit, and Affiant is fully authorized and qualified to make this affidavit.

2.                  Affiant is the __________________ (the “Owner”), and is authorized to make this Affidavit on its behalf.

3.                  In accordance with Section 1445 of the Internal Revenue Code, as amended (the “Code”) and under the penalties of perjury, Affiant makes the following statements:

a.       Owner’s United States address is

One Independent Drive, Suite 114
Jacksonville, Florida 32202

b.      Owner is not a “foreign person,” as such term is defined in Section 1445(f) of the Code;

c.       Owner’s tax identification number is: ___________________; and

d.      Affiant understands that this Affidavit may be disclosed to the Internal Revenue Service.

4.                  The Owner is the owner of that certain real property located in ____________________, as more particularly described on Exhibit “A” attached hereto and by reference made a part hereof (the “Property”).

5.                  Owner has not granted any reservations for State Road rights-of-way or for oil, gas or mineral rights within the Property, and to the best of Affiant’s knowledge there exist no reservations for State Road rights-of-way or for oil, gas or mineral rights within the Property, other than as shown by the public records of ________________________.

6.                  There have been no improvements, alterations or repairs made by Owner to the Property within the past one hundred twenty (120) days for which the cost, or any part thereof, remain unpaid.

7.                  There are no construction liens against the Property, or any part thereof, which liens would have been created or incurred by virtue of an obligation of the Owner, and no contractor, subcontractor, laborer, or materialman, engineer, land engineer, surveyor or any other party entitled to a lien has any lien or right to lien against the Property, or any part thereof, by virtue of any unpaid obligation created or incurred by the Owner.  No Notice of Commencement presently affecting the Property has been filed in the public records of ______________________ or posted on the Property.

8.                  There are no claims, demands, contract rights, liens or judgments outstanding against the Property and the Owner is not indebted to anyone for the Property.

9.                  There are no easements or claims of easements on the Property not shown on the public records of ___________________________.

10.              There are no outstanding rights or claims of any parties in possession of the Property not shown on the public records of ______________________, and that there are no parties other than the Owner and its tenants in possession of the Property as follows:

See list of tenants attached hereto as Exhibit “B”

11.              There are no outstanding taxes or special assessments, which are not shown as existing liens by the public records of _____________________________.

12.              This Affidavit is made for the purpose of inducing ____________________(“Buyer”), to acquire the Property.  This Affidavit is also made for the purpose of inducing _________________________ to issue its policies of title insurance including endorsements and, if applicable, to eliminate certain standard exceptions.  In addition, this Affidavit is made for the purpose of inducing _______________________ to act as escrow or closing agent and then to disburse any funds held as escrow or closing agent.  Affiant hereby indemnifies and agrees to save harmless _________________, and its agent against any damage or expense, including attorney fees, sustained as a result of any of the foregoing matters not being true and accurate.

[Remainder of this page intentionally left blank]

          Dated ____________________, 2012.

                                                                            __________________________________

STATE OF ______________________

COUNTY OF ____________________

Sworn to and subscribed before me this _____ day of _______________, 2012, by:____________________________, who is personally known to me.

____________________________________
Notary Public, State of _________________
Printed Name:________________________